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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to The 2003 Incentive Award Plan of Gen-Probe Incorporated and the Gen-Probe Incorporated Employee Stock Purchase Plan of our report dated January 31, 2003, with respect to the consolidated financial statements and schedule of Gen-Probe Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG LLP

San Diego, California
May 26, 2003